CORRECTION - Houston Wire & Cable Company Reports Results for the Third Quarter of 2014

HOUSTON, TX -- (Marketwired - November 06, 2014) - In the news release, "Houston Wire & Cable Company Reports Results for the Third Quarter of 2014," issued earlier today by Houston Wire & Cable Company (NASDAQ: HWCC), we are advised by the company that the figure in the first sentence of the second paragraph under "Third Quarter Summary" should read "approximately 3%" rather than "approximately 6%" as originally issued. In addition, in the first paragraph under "Nine month summary," the text "decreased 2%" should read "increased 1%." Complete corrected text follows.

Houston Wire & Cable Company Reports Results for the Third Quarter of 2014

Solid Third Quarter; Inconsistent Market Demand

HOUSTON, TX -- Nov 6, 2014 -- Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the third quarter ended September 30, 2014.

Selected highlights were:

  Sales of $96.7 million up 1.6%, or 3% metals adjusted, over Q3 2013
  Net income of $3.5 million
  Diluted EPS of $0.20 per share
  Declared a dividend of $0.12 per share, as announced earlier this week

Third Quarter Summary

Jim Pokluda, President and Chief Executive Officer, commented, "We were pleased to post our third consecutive quarter of year-over-year revenue growth despite uneven product demand in our Maintenance, Repair and Operations (MRO) business. Total revenue increased 1.6% over the comparable period and 3% when adjusted for fluctuations in the price of metals. Market conditions remain very competitive and day to day activity is unpredictable and continues to vary by region. While the project pipeline still indicates heavy future investment in a variety of capital projects, commencement dates on a high percentage of the work are being pushed back into 2015 and later years."

"We estimate MRO sales decreased 4%, or approximately 3% on a metals adjusted basis, while project business increased 12%, or approximately 14% on a metals adjusted basis over the prior year quarter. Ongoing activity in upstream oil and gas and general manufacturing markets were the primary drivers of our project growth. We also remain pleased that sales of our new product initiatives, including specialty oil and gas cables and aluminum cables, continued to increase."

Gross margin at 21.8% decreased 20 basis points from the third quarter of 2013 primarily due to higher freight costs and customer incentives. Excluding the $7.6 million goodwill impairment charge from the 2013 amount, operating expenses were up $0.2 million or 1.2% from the prior year period, principally due to higher property taxes and costs incurred at the new distribution locations, but down 10 basis points as a percentage of sales to 15.6%. Pokluda commented, "Disciplined expense management remains a top priority at the Company and on a sequential basis expenses fell by $0.5 million or 2.9%."

Interest expense of $0.3 million was slightly higher than the prior year period, as average debt at $52.1 million increased from $45.6 million at September 30, 2013. The average effective interest rate remained flat at 2.1%. The effective tax rate for the period of 38.4% was lower than the 38.9% rate in the prior year period, due to slightly lower state tax rates in 2014.

Again excluding the impairment charge from 2013 results, net income of $3.5 million was flat with the third quarter of 2013. Diluted earnings per share of $0.20 were consistent with the prior year period. Pokluda further commented, "As previously announced, I am pleased that our financial performance and healthy operating cash flow and balance sheet again allowed us to return funds to our shareholders through the $0.12 per share dividend and the repurchase of approximately 118,000 shares of stock."

Nine month summary

Sales for the nine month period were up 4% versus the prior year period and increased approximately 5% on a metals adjusted basis. We estimate that MRO sales increased 1%, while project sales increased 13%, on a metals adjusted basis.

Gross margin at 21.7% was down 50 basis points from the 2013 period. "Market competitiveness continues to pressure product pricing, however we have been successful in maintaining margins at consistent levels over the first nine months of the year," said Mr. Pokluda. Gross profit dollars increased $1.2 million or 1.9%, primarily due to the increase in sales.

Excluding the $7.6 million impairment from the 2013 amounts, operating expenses increased by 2.8% or $1.2 million in the current year period principally due to the investment in new distribution facilities, partially offset by expense reductions executed earlier in the year.

Interest expense of $0.9 million was higher than the prior year's $0.8 million as average debt levels increased from $48.3 million in 2013 to $56.1 million in 2014, while interest rates increased 10 basis points to 2%. The effective tax rate for the period of 38.4% was higher than the 38.2% rate in the prior year period, as the prior year included a state tax credit.

Excluding the impairment from 2013 results, net income for the period of $11.3 million fell 1.2% from the $11.4 million level in the prior year period. However, diluted earnings per share of $0.64 were consistent with the prior year period.

Conference Call

The Company will host a conference call to discuss second quarter results today, Thursday, November 6, 2014, at 10:00 a.m. C.S.T. Hosting the call will be James Pokluda, President and Chief Executive Officer and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until November 13, 2014.

Replay, Toll-Free #: 855-859-2056
Replay, Toll #: 404-537-3406
Conference ID # 24177300

About the Company

With over 39 years experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables, primary and secondary aluminum distribution cables, private branded products, including LifeGuard™, a low-smoke, zero-halogen cable, mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

Forward-Looking Statements

This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

                        HOUSTON WIRE & CABLE COMPANY
                         Consolidated Balance Sheets
                      (In thousands, except share data)

                                               September 30,   December 31,
                                                    2014           2013
                                               -------------  -------------
                                                (unaudited)
Assets
Current assets:
  Accounts receivable, net                     $      65,488  $      60,408
  Inventories, net                                    86,097         96,107
  Deferred income taxes                                3,258          2,591
  Income taxes                                           299            420
  Prepaids                                             1,102            762
                                               -------------  -------------
Total current assets                                 156,244        160,288

Property and equipment, net                            8,842          7,974
Intangible assets, net                                 8,934         10,234
Goodwill                                              17,520         17,520
Other assets                                             133            159
                                               -------------  -------------
Total assets                                   $     191,673  $     196,175
                                               =============  =============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                               $       3,728  $       4,594
  Trade accounts payable                              13,462         13,637
  Accrued and other current liabilities               12,536         18,772
                                               -------------  -------------
Total current liabilities                             29,726         37,003

Debt                                                  50,508         47,952
Other long term obligations                               96             97
Deferred income taxes                                    227            429
                                               -------------  -------------
Total liabilities                                     80,557         85,481
                                               -------------  -------------

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issued and
   outstanding                                            --             --
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares
   issued: 17,568,540 and 17,954,032
   outstanding at September 30, 2014, and
   December 31, 2013, respectively                        21             21
  Additional paid-in-capital                          55,689         55,642
  Retained earnings                                  109,674        104,607
  Treasury stock                                     (54,268)       (49,576)
                                               -------------  -------------
Total stockholders' equity                           111,116        110,694
                                               -------------  -------------

Total liabilities and stockholders' equity     $     191,673  $     196,175
                                               =============  =============

                        HOUSTON WIRE & CABLE COMPANY
                      Consolidated Statements of Income
                                 (Unaudited)
               (In thousands, except share and per share data)

                               Three Months Ended       Nine Months Ended
                                 September 30,            September 30,
                            -----------------------  -----------------------
                                2014        2013         2014        2013
                            ----------- -----------  ----------- -----------

Sales                       $    96,721 $    95,214  $   300,481 $   288,850
Cost of sales                    75,644      74,292      235,261     224,824
                            ----------- -----------  ----------- -----------
Gross profit                     21,077      20,922       65,220      64,026

Operating expenses:
  Salaries and commissions        7,656       7,636       23,840      23,388
  Other operating expenses        6,702       6,539       19,922      19,135
  Depreciation and
   amortization                     739         741        2,242       2,244
  Impairment of goodwill             --       7,562           --       7,562
                            ----------- -----------  ----------- -----------
Total operating expenses         15,097      22,478       46,004      52,329
                            ----------- -----------  ----------- -----------

Operating income (loss)           5,980      (1,556)      19,216      11,697
Interest expense                    253         228          866         753
                            ----------- -----------  ----------- -----------
Income (loss) before income
 taxes                            5,727      (1,784)      18,350      10,944
Income taxes                      2,199       1,378        7,046       6,191
                            ----------- -----------  ----------- -----------
Net income (loss)           $     3,528 $    (3,162) $    11,304 $     4,753
                            =========== ===========  =========== ===========

Earnings (loss) per share:
  Basic                     $      0.20 $     (0.18) $      0.64 $      0.27
                            =========== ===========  =========== ===========
  Diluted                   $      0.20 $     (0.18) $      0.64 $      0.27
                            =========== ===========  =========== ===========
Weighted average common
 shares outstanding:
  Basic                      17,520,810  17,830,813   17,672,010  17,794,803
                            =========== ===========  =========== ===========
  Diluted                    17,608,402  17,830,813   17,749,708  17,891,942
                            =========== ===========  =========== ===========

Dividend declared per share $      0.12 $      0.11  $      0.35 $      0.31
                            =========== ===========  =========== ===========

                        HOUSTON WIRE & CABLE COMPANY
                    Consolidated Statements of Cash Flows
                                 (Unaudited)
                               (In thousands)

                                                        Nine Months
                                                    Ended September 30,
                                               ----------------------------
                                                    2014           2013
                                               -------------  -------------

Operating activities
Net income                                     $      11,304  $       4,753
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Impairment of goodwill                                  --          7,562
  Depreciation and amortization                        2,242          2,244
  Amortization of unearned stock compensation            633            669
  Provision for inventory obsolescence                   905            397
  Deferred income taxes                                 (906)        (1,416)
  Other non-cash items                                   (28)           (15)
  Changes in operating assets and liabilities:
    Accounts receivable                               (5,038)        (1,059)
    Inventories                                        9,105          4,029
    Book overdraft                                      (866)         4,039
    Trade accounts payable                              (175)         1,669
    Accrued and other current liabilities             (6,371)        (2,615)
    Income taxes                                         105           (557)
    Other operating activities                          (329)          (129)
                                               -------------  -------------
Net cash provided by operating activities             10,581         19,571

Investing activities
  Expenditures for property and equipment             (1,810)          (782)
                                               -------------  -------------
Net cash used in investing activities                 (1,810)          (782)

Financing activities
  Borrowings on revolver                             303,870        287,223
  Payments on revolver                              (301,314)      (301,286)
  Payment of dividends                                (6,173)        (5,509)
  Purchase of treasury stock                          (5,333)            (6)
  Other financing activities                             179            515
                                               -------------  -------------
Net cash used in financing activities                 (8,771)       (19,063)

Net change in cash                                        --           (274)
Cash at beginning of period                               --            274
                                               -------------  -------------

Cash at end of period                          $          --  $          --
                                               =============  =============

CONTACT:
Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com